Terex Announces Second Quarter 2024 Financial Results Conference Call

NORWALK, Conn., Jul.19, 2024 /PRNewswire/ -- Terex Corporation (NYSE: TEX) will host a conference call to review its second quarter 2024 financial results on Wednesday, July 31, 2024 at 8:30 a.m. Eastern Time. Simon Meester, President and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call.

The Company’s financial results will be issued and available at https://investors.terex.com after the market close on Tuesday, July 30, 2024.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex
Terex is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in maintenance, manufacturing, energy, recycling, minerals and materials management, and construction applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification to parts and service support. We report our business in the following segments: (i) Materials Processing and (ii) Aerial Work Platforms.

Contact Information
Julie A. Beck
SVP & Chief Financial Officer
Email: Investor.Relations@Terex.com